UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis,Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	1.375% Notes due 2021	PLD/21	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2022	PLD/22	New York Stock Exchange
Prologis, L.P.	3.375% Notes due 2024	PLD/24	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Prologis, L.P. (the “Operating Partnership”) expects that Prologis Yen Finance LLC (the “Company”) will close the issuance and sale of the Notes (defined below) on June 24, 2020. The information under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On June 18, 2020 the Company priced an offering of (i) ¥9,300,000,000 aggregate principal amount of its 0.589% Notes due 2027 (the “2027 Notes”), (ii) ¥5,300,000,000 aggregate principal amount of its 0.850% Notes due 2030 (the “2030 Notes”), (iii) ¥11,600,000,000 aggregate principal amount of its 1.003% Notes due 2032 (the “2032 Notes”), (iv) ¥13,000,000,000 aggregate principal amount of its 1.222% Notes due 2035 (the “2035 Notes”) and (v) ¥2,000,000,000 aggregate principal amount of its 1.600% Notes due 2050 (the “2050 Notes” and, together with the 2027 Notes, the 2030 Notes, the 2032 Notes and the 2035 Notes, the “Notes”). In connection with the offering, the Company and the Operating Partnership entered into an Underwriting Agreement, dated June 18, 2020 (the “Underwriting Agreement”), with Mizuho Securities USA LLC, Morgan Stanley & Co. International plc, SMBC Nikko Securities America, Inc. and the other underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase the Notes, subject to and upon the terms and conditions set forth therein. A copy of the Underwriting Agreement has been filed as an exhibit to this Current Report and is incorporated herein by reference.

The Notes are being issued under an indenture, dated September 25, 2018 (the “Base Indenture”), among the Company, the Operating Partnership and U.S. Bank National Association, as trustee. The Base Indenture was supplemented by a first supplemental indenture, dated September 25, 2018, and a second supplemental indenture, dated March 26, 2019 (the Base Indenture, as supplemented by the first supplemental indenture, the “Indenture”).

The net proceeds to the Company from the sale of the Notes, after the Underwriter’s discount and offering expenses, are estimated to be approximately ¥40.9 billion, or $380.6 million, based on the yen/U.S. dollar rate of exchange as of June 12, 2020. The Company intends to lend or distribute the net proceeds from the offering of the 2030 Notes and the 2035 Notes to the Operating Partnership who will apply the amounts received to finance or refinance, in whole or in part, the Eligible Green Project Portfolio (as defined in the prospectus supplement dated June 15, 2020). Pending such allocation of the net proceeds to the Eligible Green Project Portfolio, the Operating Partnership intends to use the net proceeds received for general corporate purposes, including to repay, repurchase or tender for indebtedness. The Company intends to lend or distribute the net proceeds from the offering of the 2027 Notes, the 2032 Notes and the 2050 Notes to the Operating Partnership who intends to use a portion of the amounts received to fund all or a part of its €350,000,000 cash tender offer to purchase its 3.000% Notes due 2022 and 3.375% Notes due 2024, which tender offer commenced on June 15, 2020. The Operating Partnership may also use a portion of the net proceeds for other general corporate purposes, including to repay or repurchase indebtedness. In the short term, the Operating Partnership may also use the amounts received from the issuance of all series of notes to repay borrowings under its revolving credit facilities.

The 2027 Notes will bear interest at the rate of 0.589% per annum and mature on June 24, 2027. The 2030 Notes will bear interest at the rate of 0.850% per annum and mature on June 24, 2030. The 2032 Notes will bear interest at the rate of 1.003% per annum and mature on June 24, 2032. The 2035 Notes will bear interest at the rate of 1.222% per annum and mature on June 22, 2035. The 2050 Notes will bear interest at the rate of 1.600% per annum and mature on June 24, 2050. The Notes will be senior unsecured obligations of the Company and will be fully and unconditionally guaranteed by the Operating Partnership.

The Notes will not be redeemable prior to maturity except the Company may redeem the Notes in whole, but not in part, in the event of certain developments affecting tax law in the United States (or any taxing authority thereof or therein) at a redemption price equal to 100% of the principal amount of the applicable series of Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the redemption date.

The Indenture governing the Notes restricts, among other things, the Operating Partnership’s and its subsidiaries ability to incur additional indebtedness and to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its assets.

The Notes are being issued pursuant to the Registration Statement (File No. 333-237366) that the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “SEC”) relating to the public offering from time to time of securities of the Company and the Operating Partnership pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with filing with the SEC a definitive prospectus supplement, dated June 18, 2020, and base prospectus, dated March 24, 2020, relating to the public offering of the Notes and corresponding guarantees, the Company and the Operating Partnership are filing the Underwriting Agreement with this Current Report as an exhibit to such Registration Statement. See “Item 9.01 – Financial Statements and Exhibits.”

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 18, 2020, among Prologis Yen Finance LLC, Prologis, L.P., and Mizuho Securities USA LLC, Morgan Stanley & Co. International plc, SMBC Nikko Securities America, Inc. and the other underwriters named in Schedule A thereto.

4.1	Officers’ Certificate related to the 0.589% Notes due 2027.

4.2	Form of 0.589% Notes due 2027.

4.3	Officers’ Certificate related to the 0.850% Notes due 2030.

4.4	Form of 0.850% Notes due 2030.

4.5	Officers’ Certificate related to the 1.003% Notes due 2032.

4.6	Form of 1.003% Notes due 2032.

4.7	Officers’ Certificate related to the 1.222% Notes due 2035.

4.8	Form of 1.222% Notes due 2035.

4.9	Officers’ Certificate related to the 1.600% Notes due 2050.

4.10	Form of 1.600% Notes due 2050.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PROLOGIS, INC.

Date: June 23, 2020	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Assistant Secretary, Managing Director and Deputy General Counsel

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: June 23, 2020	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Assistant Secretary, Managing Director and Deputy General Counsel